.

                                XYVISION, INC.

                             101 EDGEWATER DRIVE
                     WAKEFIELD, MASSACHUSETTS 01880-1291

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE
                    HELD ON WEDNESDAY, SEPTEMBER 27, 1995

   The Annual Meeting of Stockholders of Xyvision, Inc. (the "Company") will be held at the offices of the Company, 101 Edgewater Drive, Wakefield, Massachusetts on Wednesday, September 27, 1995 at 10:00 a.m., local time, to consider and act upon the following matters:

To elect two Class III directors to serve for the ensuing three years;

To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current fiscal year; and

To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on August 3, 1995 will be entitled to vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,
Eugene P. Seneta, Secretary

   Wakefield, Massachusetts
August 23, 1995

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                XYVISION, INC.

                               PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 27, 1995

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Xyvision, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on September 27, 1995 and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

   The Company's Annual Report for the fiscal year ended March 31, 1995 ("fiscal 1995") is being mailed to stockholders, along with this Notice of Annual Meeting and Proxy Statement, on or about August 23, 1995.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1995, INCLUDING AN AMENDMENT THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF XYVISION, INC., 101 EDGEWATER DRIVE, WAKEFIELD, MASSACHUSETTS 01880-1291.

VOTING SECURITIES AND VOTES REQUIRED

   At the close of business on August 3, 1995, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 8,726,849 shares of Common Stock of the Company ("Common Stock") and 221,903 shares of Series B Convertible Preferred Stock of the Company ("Series B Stock"), constituting all of the voting stock of the Company (collectively, the "Voting Stock"). Holders of Common Stock and Series B Stock are entitled to one vote and two votes per share, respectively.

   The holders of a majority of the shares of Voting Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Voting Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Voting Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Voting Stock voting on the matter is required for the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

   The following table sets forth the beneficial ownership of the Company's Common Stock as of May 31, 1995 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) by all current directors and executive officers (the "Senior Executives") as a group.

                                         Number of Shares     Percentage of
                                         Beneficially Owned   Common Stock
Name and Address                         (1)                  Outstanding (2)
5% Stockholders (3)
Tudor Trust (4)                          4,038,726            35.0%
c/o Braverman Codron & Company 233 South
 Beverly Drive Beverly Hills, California
 90212
James S. Saltzman (5)                    1,656,741            19.0%
General Partner Saltzman Partners 420
 South York Road Hatboro, Pennsylvania
 19040
Philippe Villers (6)                     478,368              5.6%
20 Whit's End Road Concord,
 Massachusetts 01742
Other Directors
Thomas H. Conway (7)                     325,000              3.6%
Leland S. Kollmorgen (8)                 24,000               *
James McKenney                           0                    *
Other Senior Executives
Daniel M. Clarke (9)                     131,644              1.5%
James G. Hickey (10)                     71,460               *
Kevin J. Duffy (11)                      56,776               *
All directors and officers as a group
 (10 persons) (12)                       2,397,601            25.6%

* Less than 1%.

   The inclusion herein of any shares deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares. Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. For purposes of this table, in accordance with the rules of the Securities and Exchange Commission, each person or entity listed is deemed to beneficially own any shares issuable upon the conversion of the Company's Series B Stock or upon the exercise of stock options or warrants that are currently exercisable or exercisable within 60 days after May 31, 1995.

   Number of shares deemed outstanding includes 8,645,637 shares outstanding as of May 31, 1995, plus any shares issuable upon conversion of Series B Stock held by the person or entity in question or subject to options or warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days following May 31, 1995.

   For purposes of this table, "5% Stockholders" are those persons who are known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of the Series B Stock). Those persons who are known by the Company to beneficially own more than 5% of the outstanding shares of Series B Stock are not separately identified on this table since holders of shares of Series B Stock generally vote with the holders of the Common Stock on all matters as to which this Proxy Statement relates.

   Includes 2,825,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants and 52,226 shares of Common Stock issuable upon conversion of Series B Stock. See "Certain Transactions" regarding additional shares which may be acquired by Tudor Trust.

   Includes 93,372 shares of Common Stock issuable upon conversion of Series B Stock owned by Saltzman Partners, of which Mr. Saltzman is the General Partner.

   Includes 82,378 shares held by Mr. Villers' spouse, directly and as a custodian, and trusts for members of Mr. Villers' family. Mr. Villers exercises investment and voting power with respect to such shares, but disclaims beneficial ownership thereof.

   Includes 300,000 shares subject to stock options.

   Includes 23,000 shares subject to stock options.

   Includes 122,000 shares subject to stock options.

   Consists of 71,460 shares subject to stock options.

   Includes 56,701 shares subject to stock options.

   Includes a total of 629,641 shares subject to stock options and 93,372 shares issuable upon conversion of Series B Stock.

                            ELECTION OF DIRECTORS

   The Company's Board of Directors is divided into three classes (designated Class I directors, Class II directors and Class III directors), with members of each class serving for staggered three-year terms. There are currently one Class I director, whose term expires at the 1996 Annual Meeting of Stockholders, one Class II director, whose term expires at the 1997 Annual Meeting of Stockholders, and two Class III directors, whose terms expire at the 1995 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

   The persons named in the enclosed proxy will vote to elect Leland S. Kollmorgen and James McKenney as Class III directors, unless authority to vote for them is withheld by marking the proxy to that effect. Mr. Kollmorgen and Mr. McKenney are currently Class III directors of the Company. If elected, Messrs. Kollmorgen and McKenney will serve until the 1998 Annual Meeting of Stockholders (subject to the election and qualification of their successors and to their earlier death, resignation or removal). Messrs. Kollmorgen and McKenney have indicated their willingness to serve, if elected, but if one or both of them should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee or nominees, as the case may be, designated by the Board of Directors.

   Set forth below are the name and certain information with respect to each director of the Company, including the nominees for Class III director.

                               CLASS I DIRECTOR

   JAMES S. SALTZMAN, age 51, has been the General Partner of Saltzman Partners, an investment firm, since 1982. He served as Chairman of the Board of Directors of the Company from February 1994 to February 1995. He has been a director of the Company since 1992.

                              CLASS II DIRECTOR

THOMAS H. CONWAY, age 56, has been Chief Executive Officer of the Company since 1991 and was President from 1991 to February 1994. He has been the President of T.H. Conway and Associates, Inc., a management consulting firm, since July 1993. For the past eleven years he has been assisting companies to remediate their operational and financial problems. He has been a director of the Company since March 1993 (at which time he was elected to fill a vacancy in the Class II Directors) and has been Chairman of the Board of Directors since February 1995.

                             CLASS III DIRECTORS

   LELAND S. KOLLMORGEN, age 68, has been the President of TLK Inc., a business consulting firm, since 1983. Rear Admiral Kollmorgen (USN, Retired) is former Chief of Naval Research to the United States Navy. He has been a director of the Company since 1988.

   JAMES MCKENNEY, age 66, has been the John J. McLean Professor of Business Administration at Harvard University since 1960. Mr. McKenney has been a director of the Company since November 1994 (at which time he was elected to fill a vacancy in the Class III Directors).

BOARD AND COMMITTEE MEETINGS

The Board of Directors met seven times during fiscal 1995. Each director attended at least 75% of the aggregate of the number of Board of Directors' meetings and the number of meetings of Committees of the Board on which he then served.

The Company has an Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee reviews the effectiveness of the auditors during the annual audit, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent public accountants. The Audit Committee met twice during fiscal 1995. The current Audit Committee members are Mr. Conway (Chairman), Mr. Kollmorgen and Mr. Saltzman.

The Company also has a Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and administers the Company's 1992 Stock Option Plan. The Compensation Committee met three times during fiscal 1995. The current Compensation Committee members are Mr. Kollmorgen (Chairman) and Mr. Saltzman.

The Company also has a Nominating Committee, which provides recommendations to the Board of Directors regarding nominees for directorships. The Nominating Committee did not meet during fiscal 1995 as its function for such period was performed by the full Board of Directors. The Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to Eugene P. Seneta, Secretary of the Company, at the principal offices of the Company, who will forward them to the Nominating Committee for consideration. The current Nominating Committee members are Mr. Saltzman (Chairman) and Mr. Kollmorgen.

DIRECTORS' COMPENSATION

   Directors who are not employees of the Company receive directors' fees of $2,000 per year. Such outside directors also receive fees of $500 for each Board meeting attended and directors who are members of Committees of the Board receive fees of $250 per Committee meeting attended, provided such Committee meeting was not held on the same day as a Board meeting. Directors are also reimbursed for expenses incurred in attending Board or Committee meetings. Directors who are employees receive no additional compensation for serving as directors.

   Under the Company's 1992 Director Stock Option Plan, each newly elected outside director is granted, upon his initial election as a director, an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of grant. Each option granted under the 1992 Director Stock Option Plan becomes exercisable on a cumulative basis in five equal annual installments beginning on the date of grant, provided the optionee continues to serve as a director.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION

   The following table sets forth certain information concerning the compensation, for the fiscal years indicated, of the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers during fiscal 1995 (the "Senior Executives").

                                                                    Long-Term
                                                                  Compensation
                         Annual Compensation (2)                     Awards
         NAME AND                                                    OPTIONS          ALL OTHER
  PRINCIPAL POSITION (1) FISCAL YEAR     SALARY ($) BONUS ($)    (NO. OF SHARES) COMPENSATION ($) (3)
Thomas H. Conway (4)     1995          $141,200     $--           --            $--
 Chief Executive Officer 1994           157,250       --          --              --
 and Chairman of the
  Board of Directors     1993           286,950       --        300,000           --
Daniel M. Clarke         1995           149,654                 60,000            --
 President and Chief     1994           131,615     30,000        --              --
 Operating Officer       1993           130,000     20,000      25,000            --
James G. Hickey          1995           120,751       --        25,000          1,222
 Vice President,         1994           120,751     20,000        --            1,522
 Customer Support, and
  Managing Director,
  Europe                 1993           116,969     15,000      55,900          1,170
Kevin J. Duffy           1995           119,741     20,000      10,000          1,349
 Vice President,         1994           115,500     20,000        --            1,304
 North American Sales    1993           114,844     15,000      75,499          1,119

------------------------

 exercise table which follow, present information concerning the Company's Chief Executive Officer and its four other most highly compensated executive officers (determined by reference to total annual salary and bonus earned by such officers) in fiscal 1995 whose total salary and bonus exceeded $100,000. Because the Company only had three other executive officers whose compensation exceeded $100,000 for fiscal 1995, this table and the table that follows present compensation information only for the Chief Executive Officer and such other three executive officers.

   (2) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive.

   (3) Consists of Company matching contributions to 401(k) Plan.

   (4) Mr. Conway serves as Chief Executive Officer pursuant to an agreement between the Company and T.H. Conway & Associates, Inc., a management consulting firm of which Mr. Conway is the President. The Company pays T.H. Conway & Associates, Inc. directly for Mr. Conway's services. See "Certain Transactions."

OPTION GRANTS

   The following table sets forth certain information concerning grants of stock options during fiscal 1995 to each of the Senior Executives.

                                                                          Potential
                                                                          Realizable Value
                                                                          at Assumed Annual
                                                                          Rates of Stock
                                                                          Price
                                                                          Appreciation For
                  Individual Grants                                       Option Term (3)
                                   Percent of
                  Number of           Total
                  Securities         Options
                  Underlying     Granted to      Exercise or
                  Options         Employees in   Base Priced   Expiration
Name              Granted(#) (1) Fiscal Year     ($/Sh) (2)       Date      5%($)       10%($)
Thomas H. Conway    --           --              --            --         $--      $    --
Daniel M. Clarke  60,000         20.2%         $0.25         6/16/04      47,031    72,231
James G. Hickey   25,000         8.4%          $0.23         6/16/04      19,596    30,096
Kevin J. Duffy    10,000         3.4%          $0.28         6/16/04      7,838     12,038


 (1) Each option becomes exercisable in equal annual installments over a five year period commencing on the date of grant.
 (2) The exercise price is equal to the fair market value on the date of grant.
 (3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term (ten years from the date of grant). These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised

OPTION EXERCISES AND HOLDINGS

   The following table sets forth certain information concerning the value of unexercised options held by each of the Senior Executives on March 31, 1995. None of the Senior Executives exercised any stock options during fiscal 1995.

                               Number of Shares                Value of Unexercised
                            Subject to Unexercised             In-The-Money Options
                          Options at Fiscal Year-End    at Fiscal Year-End ($) (1)
NAME                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Thomas H. Conway      300,000         0                 $150,000        $0
Daniel M. Clarke      110,000         75,000            55,000          37,500
James G. Hickey       66,460          58,540            33,230          29,270
Kevin J. Duffy        54,701          55,299            27,351          27,650


 (1) Based on the fair market value of the Common Stock on March 31, 1995 ($.50 per share).

AGREEMENTS WITH SENIOR EXECUTIVES

   In 1990, the Company entered into agreements with Messrs. Clarke and Hickey entitling such individuals to benefits under the Company's Severance Program for Executive Committee Corporate Officers. Under this Program, an employee whose employment is terminated by the Company involuntarily without "cause" (as defined in the Program) is entitled to (i) a severance payment in the amount of three months salary; (ii) if he has not obtained other employment within three months after his employment termination date, bi-weekly salary payments for an additional period from such date until the earlier of one year after his employment termination date or the date on which he obtains other employment; and (iii) a continuation of medical, dental and insurance benefits until the earlier of one year after his employment termination date or the date on which he obtains other employment. In addition, an employee whose employment terminates for any reason, whether voluntary or involuntary, within three months following a "change in control" (as defined in the Program) is entitled to receive the benefits described above, and all outstanding stock options held by the employee shall immediately become exercisable in full. The Program remains in effect for so long as such individuals are employed by the Company (although post-employment benefits expire one year after employment termination).

   The Company has an Employee Severance Benefit Plan in which all full-time employees (including executive officers) who have been employed for at least 90 days participate. Under this Plan, if a "change in control" of the Company (as defined in the Plan) occurs, and within 12 months thereafter a participant's employment with the Company is terminated either by the Company other than for "cause" or "disability" (each as defined in the Plan) or by the participant for "good reason" (as defined in the Plan), then (i) the participant is entitled to (a) a cash payment equal to 50% of his annual base compensation if he has been employed by the Company for less than one year or 100% of his annual base compensation if he has been employed by the Company for one year or more (subject to reduction in certain events for tax reasons) and (b) a continuation of certain insurance benefits for a period of one year, and (ii) all outstanding stock options held by the participant shall immediately become exercisable in full. Notwithstanding the foregoing, if a particular change in control of the Company is approved in advance by the Board of Directors of the Company, participants shall not be entitled to any of the foregoing benefits. This Plan may be amended or terminated by the Board of Directors at any time prior to the occurrence of a change in control. Amounts payable to any employee under the Plan are reduced by amounts payable to such employee under any other program or agreement under which he will receive benefits.

   Under an employment agreement with Thomas H. Conway, Chief Executive Officer of the Company, effective October 1, 1993, the Company has agreed to pay Mr. Conway the sum of $9,000 per month, plus reasonable out-of-pocket expenses, plus $200 per hour for each hour of services rendered to the Company in excess of 45 hours per month. This cash compensation is in lieu of all non-cash benefits employees of the Company normally receive (such as health insurance benefits and vacation time). This agreement also provides that Mr. Conway may employ additional members of T.H. Conway and Associates, a consulting firm of which he is a principal, at specified rates, provided that the aggregate amount of compensation and reimbursement of out-of-pocket expenses paid to such employees may not exceed $50,000 without advance approval of the Board of Directors. In fiscal 1995, the Company paid $141,200 and $2,055 to T.H. Conway and Associates for services of Mr. Conway and its employees other than Mr. Conway, respectively, and an aggregate of $5,580 for reimbursement of expenses. In addition, each member of the Board of Directors of the Company has signed an agreement that they will not sue Mr. Conway or T.H. Conway and Associates in connection with the performance of services to the Company except for fraud, malfeasance or gross negligence.

CERTAIN TRANSACTIONS

   Prior to joining the Company in August 1991, Mr. Conway served as an interim Chief Executive Officer of Smart Names, Inc. A petition for involuntary bankruptcy under Chapter 7 was filed against Smart Names, Inc. in the Bankruptcy Court for the State of Maryland on February 28, 1992.

   On June 30, 1992, the Company obtained a $2,000,000 line of credit with Tudor Trust, a current investor in the Company. The line, which is payable on demand, is secured by substantially all of the assets of the Company and has been used for working capital and general business purposes. Interest on the line of credit is payable monthly. The Company issued 400,000 shares of common stock and a common stock purchase warrant for 100,000 shares of common stock at an exercise price of $.50 per share to the Tudor Trust, for no additional consideration upon signing of the line of credit. In addition, as required by the line of credit, from September 30, 1992 through June 30, 1993, the Company granted the investor four additional common stock purchase warrants, each covering 100,000 shares of common stock.

   On September 28, 1993, the Company and the investor amended the line of credit. Under the terms of this amendment: (i) the amount available under the line of credit was increased from $2,000,000 to $2,500,000; (ii) annual interest rate was reduced from 13% to 10%; and (iii) the term of the line of credit was extended from June 30, 1994 to June 30, 1995. In consideration of such changes, the Company: (i) reduced the exercise price of 200,000 and 100,000 common stock purchase warrants exercisable by Tudor Trust from $.50 and $.25 per share, respectively, to $.09 per share (the fair market value of the common stock on September 28, 1993); (ii) issued 200,000 shares of common stock and a warrant to purchase 300,000 shares of common stock at an exercise price of $.09 per share to Tudor Trust for no additional consideration; and
(iii) agreed to grant the investor up to eight additional warrants, each covering 125,000 shares of common stock at an exercise price at the lesser of the fair market value of the common stock on the date of issue or $1.00 per share.

   On December 3, 1993, the Company and Tudor Trust entered into an additional amendment to the line of credit. Under the terms of this amendment, the amount available under the line of credit was increased to $3,000,000. In consideration of this change, the Company: (i) issued 100,000 shares of common stock and a warrant to purchase 500,000 shares of common stock at fair market value of the common stock on December 3, 1993 and (ii) agreed to grant Tudor Trust up to seven additional common stock purchase warrants between December 31, 1993 and June 30, 1995, each covering 200,000 shares of common stock at an exercise price at the lesser of the fair market value of the common stock on the date of grant or $1.00 per share (these warrants are in lieu of the last seven of the warrants referred to in clause (iii) of the preceding paragraph).

   The Company and Tudor Trust are currently negotiating an amendment to extend the line of credit which expired on June 30, 1995. The Company expects to complete documentation of this amendment in August 1995, but there can be no assurance that it will do so or that the amendment will be on terms that are similar to those in the prior amendment.

   On July 29, 1994, Xyvision entered into an exchange agreement with Saltzman Partners, Tudor Trust and certain other parties relating to the 15% Exchange Notes of the Company held by such stockholders. James S. Saltzman, the General Partner of Saltzman Partners, is a director of the Company. Saltzman Partners and Tudor Trust held 15% Exchange Notes in the principal amounts of $1,087,500 and $630,000, respectively, which they exchanged upon the terms set forth below. Xyvision entered into the exchange agreement in order to relieve itself of the payment obligations on the 15% Exchange Notes, which were to mature beginning September 30, 1994. Under the terms of the exchange agreement, Xyvision issued the following securities to holders of its 15% Exchange Notes in exchange for the delivery of its 15% Exchange Notes for cancellation: (i) a new promissory note in a principal amount equal to the principal amount of the 15% Exchange Note, which would mature 30 months from the date of issuance and would not bear interest; (ii) such number of shares of Xyvision common stock as is determined by dividing the aggregate principal amount of the 15% Exchange Note delivered for cancellation by $10.00; and (iii) such number of shares of Series B Stock of Xyvision as is determined by dividing the accrued interest in the 15% Exchange Note delivered for cancellation by $10.00. Dividends of $.40 per share accrue annually on the Series B Stock and are payable on a quarterly basis. The Series B Stock has a liquidation preference of $12.50 per share and is convertible into Common Stock at a rate of two shares of common stock for each share of Series B Stock. Pursuant to the exchange agreement, Saltzman Partners received a 4% Exchange Note in the principal amount of $1,087,500, 108,750 shares of common stock and 46,686 shares of Series B Stock and Tudor Trust received 4% Exchange Notes in an aggregate principal amount of $630,000, an aggregate of 63,000 shares of common stock and an aggregate of 26,113 shares of Series B Stock.

   Based solely on its review of copies or reports filed by reporting persons of the Company pursuant to Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act except for a Form 3 which was filed by Mr. McKenney. Mr. McKenney was elected as a director of the Company on November 28, 1994. Accordingly, his Form 3 was due December 8, 1994. He filed the Form 3 with the SEC relating to the Company on February 28, 1995.

         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   Subject to ratification by stockholders, the Board of Directors has selected the firm of Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the current fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since the Company's inception. Although stockholder approval of the Board of Directors' selection of Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Coopers & Lybrand L.L.P.

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
   Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                OTHER MATTERS

   The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard. Georgeson & Company Inc. ("Georgeson") has been engaged by the Company to solicit proxies on behalf of the Company. For these services, the Company will pay Georgeson a fee of $6,000.00 plus reimbursement of its reasonable out-of-pocket expenses. In addition, the Company has agreed to indemnify Georgeson against liabilities or claims arising out of the performance by Georgeson of such services.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal office in Wakefield, Massachusetts not later than April 25, 1996 for inclusion in the proxy statement for that meeting.

                                           By Order of the Board of Directors,

Eugene P. Seneta, Secretary

August 23, 1995

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY
                                XYVISION, INC.
             ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 27, 1995

   The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Thomas H. Conway, Daniel M. Clarke and Patrick J. Rondeau, and each of them, the attorneys of the undersigned with power of substitution, to attend the Annual Meeting of Stockholders of Xyvision, Inc. (the "Company") to be held at the offices of the Company, 101 Edgewater Drive, Wakefield, Massachusetts at 10:00 a.m. (local time), on Wednesday, September 27, 1995 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock and Series B Stock of the Company which the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

   Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

   In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

   1. To elect Leland S. Kollmorgen and James McKenney as a Class III
Directors:
For  [ ]  Withhold Authority to Vote  [ ]
For except as follows:

   2. To ratify the selection of Coopers & Lybrand as the Company's independent public accountants for the fiscal year ending March 31, 1996 . For [ ] Against [ ] Abstain [ ]

   The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified above, this proxy will be voted for such election to office or proposal.

   This proxy is solicited on behalf of the Board of Directors of the Company.

  Signed  Dated:
Signature(s)

   Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

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